INDEFEASIBLE RIGHT OF USE AGREEMENT


         THIS INDEFEASIBLE RIGHT OF USE AGREEMENT (this "Agreement") is made and entered into as of DECEMBER ___, 1999 ("Effective Date"), by and between HELVEY COM, INC., ("Seller") a California corporation and a wholly-owned subsidiary of STAR Telecommunications, Inc., a Delaware corporation, and IJNT.NET, INC. and URJET BACKBONE NETWORK, a Nevada corporation ("Buyer"), with offices at 2800 Lafayette, Newport Beach, California 92662.

RECITALS
--------

         WHEREAS, Seller desires to grant to Buyer, and Buyer desires to accept, the grant from STAR of an IRU in the Capacity comprising a portion of Seller's Network (as such terms are defined herein), upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS
         -----------

         The following terms shall have the stated definitions in this Agreement.

         "AFFILIATE" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any officer, director, partner or member of the immediate family of such controlling person, and (iii) if such other person is an officer, director, general partner or manager, any corporation, partnership or limited liability company for which that person acts in that capacity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "CAPACITY" means the dedicated digital transmission capability of a given portion of the STAR Network described in Exhibit A attached hereto.

         "DS-0" means a quantity of the Capacity capable of a data rate of approximately 64 kbs.

         "DS-O V&H MILES" means the quantity of DS-O times the V&H Miles for each STAR Network Segment, including, without limitation, the V&H Miles for the city pairs set forth in Exhibit A hereto.

         "DS-3" means a quantity of the Capacity capable of a data rate of approximately 44.6 Mbs.

         "GOVERNMENTAL AGENCY" means a local federal, state, municipal or local governmental or regulatory agency, department, commission, court, bureau or other authority.

         "INDEFEASIBLE RIGHT OF USE" or "IRU" means an exclusive, indefeasible right of use in optical and/or electrical transmission capacity granted by Seller to Buyer in the Capacity pursuant to Section 2.1.

         "LAWS" mean all federal, state, municipal and local statutes, laws, codes, regulations rules, ordinances and all orders, guidelines and requirements of all Governmental Agencies.

         "OC-3" means a quantity of the Capacity capable of a data rate of approximately 155.520 Mbs.

         "OC-12" means a quantity of the Capacity capable of a data rate of approximately 622.080 Mbs.

         "OC-48" means a quantity of the Capacity capable of a data rate of approximately 2488.32 Mbs.

         "OUTAGE" has the meaning set forth in Section 6.3.1.

         "OUTAGE CREDIT" has the meaning set forth in Section 6.3.1.

         "POI" means the optical and/or electrical connection between Seller and Buyer at the North America DSX standard cross-connect panels located in Seller's POPs.

         "POP" means a physical location where a long distance carrier terminates lines before connecting to a local exchange carrier, another carrier or directly to a customer.

         "SELLER" means Helvey Com, Inc., a Delaware corporation.

         "STAR NETWORK" means the fiber optic network operated by STAR.

         "STAR NETWORK SEGMENT" means the portions of the Seller Network between the POPs at which the Capacity provided hereunder is made accessible to Customer.

         "TERM" has the meaning set forth in Section 4.

         "V&H MILES" is a measurement of the length in miles between the termination points of a Seller Network Segment using airline miles and determined based on the vertical and horizontal geographic coordinates of the locations of the termination points.

2.       GRANT OF IRU IN STAR NETWORK
         ----------------------------

         2.1 IRU GRANT. Seller hereby grants to Buyer an IRU in the Capacity for the purposes described herein, for the Term, upon the terms and subject to the conditions set forth in this Agreement.

         2.2 INTERCONNECTION. The Capacity shall be delivered to Buyer at the POI set forth in the POP described in Exhibit A. Buyer, at Buyer's sole cost and expense, shall obtain and provide all equipment and facilities to interconnect with the Capacity at the POI described in Exhibit A, including, without limitation, all transiting and local distribution equipment and facilities, and Seller shall have no obligation or liability with respect thereto.

         2.3 MASTER PROVIDER AGREEMENT. Buyer acknowledges and agrees that Buyer shall not have any rights of Seller under the master provider agreement, including, without limitation, any rights to (i) purchase any additional capacity, or (ii) any discounts, credits or other monetary compensation to which Seller may be entitled under the master provider agreement.

3.       IRU FEE
         -------

         3.1 IRU FEE. In consideration of the grant by Seller to Buyer of the IRU in the Capacity pursuant to Section 2.1, Buyer shall pay to Seller the IRU fee described in Exhibit A attached hereto ("IRU Fee"). The IRU Fee shall be payable in accordance with the Finance Agreement of even date herewith (the "Finance Agreement"), which shall be executed and delivered by the parties concurrently herewith.

         3.2 PAYMENT OBLIGATION. Notwithstanding any other provisions of this Agreement or the Finance Agreement, Buyer's obligations to pay to Seller the IRU Fee shall not be subject to any reduction, set-off or adjustment by Buyer, except as expressly provided in Section 6.3 of this Agreement with respect to Outage Credits. Without limiting the generality of the foregoing, in no event shall any malfunction, non-operation or interruption of the Capacity relieve or otherwise affect any obligations of Buyer to pay the IRU Fee, except as expressly provided in Section 6.3 of this Agreement with respect to Outage Credits.

4.       TERM
         ----

         The term of this Agreement (the "Term") shall begin on the Effective Date and shall continue until the date of the expiration of the term of the IRU as established in Exhibit A.

5.       OPERATIONS
         ----------

         5.1 CONTROL. Buyer acknowledges and agrees that the grant to Buyer of the IRU in the Capacity under this Agreement shall not provide Buyer with any right or authority to control or modify any network or service configuration or designs, routing configurations, regrooming, rearrangement or consolidation of channels or circuits or any related functions with regard to the Seller Network.

         5.2 SUBSTITUTION. At any time during the term of this Agreement, upon not less than ninety (90) days written notice to Buyer and with Buyer's permission which shall not be unreasonably withheld, Seller may substitute for the Capacity, an equal amount of dedicated digital transmission capability of a given portion of the Seller Network along an alternative route; provided that in any such event, (i) such substitution shall be without unreasonable interruption of service and use, and (ii) Seller shall be responsible for all disconnect and reconnect fees, costs and expenses.

6.       MAINTENANCE AND RESTORATION OF STAR CAPACITY
         --------------------------------------------

         6.1 STANDARDS. Seller shall provide or cause to be provided maintenance for the Capacity using its standard maintenance procedures. Buyer acknowledges, agrees and understands that such maintenance does not ensure the continuous operation of the Capacity.

         6.2 COSTS. All maintenance charges for the Capacity during the Term are included in the IRU Fee.

         6.3 OUTAGE CREDITS.

             6.3.1 OUTAGE CREDIT. Buyer acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when all or any portion of the Capacity is "unavailable" (hereafter an "Outage"). In the event of an Outage, Buyer, as Buyer's sole remedy with respect thereto, shall be entitled to a pro rata credit (the "Outage Credit").

             6.3.2 SCHEDULED OUTAGES. Seller shall give written notice to Buyer of any scheduled outage as early as is practicable, and a scheduled outage shall under no circumstances be viewed as an Outage hereunder.

             6.3.3 REPORTS. Buyer shall notify Seller to report an Outage by using the contact numbers on the "Escalation and Contact List" attached hereto as Exhibit B.

7.       USE OF CAPACITY
         ---------------

         7.1 COMPLIANCE WITH LAWS. Buyer warrants, covenants and agrees that its use of the IRU and the Capacity shall at all times comply with all applicable Laws.

         7.2 USE OF CAPACITY. Buyer may use the Capacity subject to this Agreement for any lawful purpose. Buyer agrees and acknowledges that this Agreement grants no right to use any element of the Seller Network, other than the IRU in the Capacity granted under this Agreement. Buyer shall keep the Seller Network, including, without limitation, the Capacity, free and clear of any and all liens, rights and claims of third parties attributable to Buyer that adversely affect or impair Seller's rights to or exclusive use of the Seller Network.

         7.3 BUYER OPERATIONS. Buyer shall be responsible for its own configuration and use of the Capacity; including, without limitation, the provision of all interconnection facilities, network equipment, testing equipment and procedures, maintenance, and other facilities or actions necessary to utilize the Capacity. Buyer shall conduct all such operations and use of the Capacity in manner which does not interfere with the operations of the STAR Network or the use thereof by STAR or any other customer of Seller. Buyer shall comply at all times with all of STAR's standard operating and interconnection policies, procedures, standards and requirements. When common interconnect conduit and cabling exist, Seller and Buyer agree to jointly maintain and operate the facility.

8.       BUYER REPRESENTATIONS AND WARRANTIES
         ------------------------------------

         Buyer represents and warrants that:

             8.1 Buyer is a duly organized entity, validly existing and in good standing under the laws of the state of its incorporation or organization.

             8.2 This Agreement constitutes the legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, any of the charter documents or any other organizational documents of Buyer or any agreement, contract, instrument, mortgage, lien or other document of the Buyer, or violate any Law. The execution and delivery of this Agreement and the performance by Buyer of its obligations under this Agreement do not require the consent or approval of any Governmental Agency or third party.

9.       INDEMNIFICATION
         ---------------

         9.1 SELLER'S OBLIGATIONS. Subject to the provisions of Section 10, Seller hereby releases and agrees to indemnify, defend, protect and hold harmless Buyer, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for the following:

             9.1.1 Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Seller, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees or vendors arising out of or in connection with a default by Seller in the performance of, or failure to comply with, its obligations under this Agreement.

             9.1.2 Any claims, liabilities or damages arising out of any violation by Seller of any regulation, rule, statute or court order of any Governmental Agency, in connection with the performance of its obligations under this Agreement.

             9.1.3 Any claims, liabilities or damages arising out of any interference with or infringement of the rights of any third party as a result of Buyer's use of the IRU in the Capacity in accordance with the provisions of this Agreement.

         9.2 BUYER'S OBLIGATIONS. Subject to the provisions of Section 10, Buyer hereby releases and agrees to indemnify, defend, protect and hold harmless Seller, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for the following:

             9.2.1 Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Buyer, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees, vendors, customers or end users arising out of or in connection with a default by Buyer in the performance of, or failure to comply with, any of its obligations under this Agreement, including, without limitation.

             9.2.2 Any claims, liabilities or damages arising out of any violation of any regulation, rule, statute or court order of any Governmental Agency, arising out of the use of the IRU in the Capacity by Buyer, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees, vendors, customers or end users.

             9.2.3 Any claims, liabilities or damages arising out of any interference with or infringement of the rights of any third party as a result of the use not in accordance with the provisions of this Agreement or any misuse or abuse of the IRU or the Capacity by Buyer, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees, vendors, customers or end users.

         9.3 SURVIVAL. The obligations of the parties under this Section 9 shall survive the expiration or termination of this Agreement.

10.      LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES
         -------------------------------------------------

         10.1 AS IS. Buyer expressly acknowledges and agrees that Seller's rights with respect to the Capacity are transferred to Buyer on an "As Is" basis and that Seller makes no representation, agreement, statement, warranty, guarantee or promise regarding the Capacity or the IRU in the Capacity granted to Buyer under this Agreement.

         10.2 EXCLUSIVE. NEITHER STAR NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE IRU IN THE CAPACITY GRANTED TO BUYER UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE IRU IN THE CAPACITY GRANTED HEREUNDER OR AS TO ANY OTHER MATTER, ALL OF WHICH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, STAR HEREBY SPECIFICALLY DISCLAIMS ANY LIABILITY TO BUYER FOR INTERRUPTIONS AFFECTING THE CAPACITY WHICH ARE ATTRIBUTABLE TO BUYER'S INTERCONNECTION FACILITIES OR TO BUYER'S EQUIPMENT FAILURES, OR TO BUYER'S BREACH OF THIS AGREEMENT.

         10.3 LIMITATIONS. In no event shall Seller or any of its Affiliates be liable to Buyer or any of its Affiliates or employees or to any third party for:
(a) any loss of profit or revenue, or for any indirect, consequential, incidental, or similar or additional damages, whether incurred or suffered as a result of unavailability of facilities or Capacity, performance, non-performance, termination, breach, or other action or inaction under this Agreement, or for any other reason, even if Buyer advises Seller of the possibility of such loss or damage; or (b) for any outage or incorrect or defective transmissions, or any direct or indirect consequences thereof. In no event shall Seller's liability for all damages exceed the amount that Buyer has paid to Seller pursuant to this Agreement.

         10.4 CLAIMS AGAINST THIRD PARTIES. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including any indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the Capacity or the Seller Network.

11.      INSURANCE
         ---------

         At all times during the term of this Agreement, Buyer shall obtain and maintain, at its expense, such insurance coverages in such amounts and upon such terms as are acceptable to Seller, in its sole and absolute discretion, insuring against damages to property and injuries to persons arising out of the use of the IRU in the Capacity pursuant to this Agreement and the performance by Buyer of its obligations under this Agreement, including, without limitation, contractual liability coverage for Buyer's obligations under this Agreement. Seller shall have the right at any time and from time to time to require Buyer to change such coverages and amounts by delivering to Buyer written notice thereof. Upon Seller's demand, Buyer shall deliver to Seller the policies or certificates evidencing said coverages.

12.      OWNERSHIP
         ---------

         Nothing herein, including, without limitation, the grant of the IRU in the Capacity, provides Buyer with any ownership or other possessory interests in any real property, conduit, fiber, or equipment in or on the Seller Network or along the route of the Seller Network.

13.      AUDITS
         ------

          The parties agree that they will use reasonable efforts to cooperate with each other and coordinate their mutual efforts concerning audits, or other such inquiries, filings, reports, etc., as may relate solely to the activities or transactions arising from or under this Agreement, which may be required or initiated from or by any duly authorized governmental tax authority.

14.      CONFIDENTIALITY
         ---------------

         14.1 GENERAL. Seller and Buyer hereby agree that if either party provides confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party. This Agreement, including all of the terms, conditions and provisions hereof, constitutes Proprietary Information, and all information disclosed by either party to the other in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that written information is clearly marked in a conspicuous place as confidential or proprietary, and verbal information is indicated as being confidential or proprietary when given or promptly confirmed in writing as such thereafter. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purposes and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

         14.2 EXCEPTIONS. The foregoing provisions of Section 14.1 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the recipient; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the disclosing party; or (iv) becomes available to the disclosing party without restriction from a third party. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (ii), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

         14.3 PERMITTED DISCLOSURES. Notwithstanding Sections 14.1 and 14.2, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financiers) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

         14.4 SURVIVAL. The provisions of this Section 14 shall survive expiration or termination of this Agreement.

15.      PUBLICITY
         ---------

         The parties shall cooperate in developing the content and timing of all press releases and all other publicity related to the subject matter of this Agreement.

16.      DEFAULT
         -------

         16.1 The following shall constitute Events of Default under this
Agreement:

              16.1.1 DEFAULT. Any misrepresentation or breach of any obligations under this Agreement by a party if said misrepresentation or breach continues for thirty (30) days after the non-defaulting party shall have delivered to the defaulting party written notice of any other breach hereunder; provided, however, that where any such misrepresentation or breach cannot reasonably be cured within such thirty (30) day cure period, if the defaulting party shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such default shall be extended for such period of time not to exceed ninety (90) days as may be necessary to complete such cure.

              16.1.2 DEFAULT UNDER FINANCE AGREEMENT. Any default by Buyer under the Finance Agreement, subject to any applicable notice and cure periods provided for therein.

         16.2 REMEDIES. Upon occurrence of event of default by a party, subject to the applicable notice and cure periods, the non-defaulting party may pursue any and all other remedies it may have under applicable law or principles of equity relating to such default, including, without limitation, the termination of this Agreement and the rights to the IRU and the Capacity provided that appropriate notice has been given under this Section 16 and subject to the limitations in Section 10.

17.      TERMINATION
         -----------

         Upon the expiration of the Term set forth in Section 4 or the earlier termination of this Agreement pursuant to this Section 17, all of Customer's rights in and to the IRU and the Capacity subject to this Agreement shall revert to Seller without reimbursement of any fees or other payments previously made with respect thereto, and from and after such time Buyer shall have no further rights with respect thereto.

18.      FORCE MAJEURE
         -------------

         The parties' obligations under this Agreement are subject to, and neither party shall be liable for, delays, failures to perform (except the payment of money by Buyer), damages, losses or destruction or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to, acts of God, fire, explosion, flood, water, the elements, vandalism, cable cut, labor disputes or shortages, utility curtailments, power failures, civil disturbances, any law, order, regulation, direction, action or request of the United States Government or any other Governmental Agency of any one or more of said governments, any law, order, regulation, direction, action or request, or overthrow of any foreign nation or government, or subdivision thereof, to which services are provided pursuant to this Agreement, any national emergency, insurrection, riot, war, strike, lockout or work stoppage, or other labor difficulties, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the parties' reasonable control.

19.      NO PERSONAL LIABILITY
         ---------------------

         Each action or claim against Seller arising under or relating to this Agreement shall be made only against Seller as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of Seller. Buyer covenants and agrees that it shall not seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of Seller. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

20.      GENERAL PROVISIONS
         ------------------

         20.1 NOTICES. Any and all approvals, disapprovals, demands and/or notices required or permitted to be given hereunder shall be in writing and shall be personally delivered, telecopied or mailed by certified or registered mail, return receipt requested, postage prepaid, to the respective parties at the addresses indicated below:


If to Seller:                                If to Buyer:

Attention:  Contract Manager                 Attention: Jeffrey R. Matsen
STAR Telecommunications, Inc.                Urjet Backbone Nework
223 East De La Guerra                        2800 Lafayette
Santa Barbara, California 93101              Newport Beach, CA 92662

Telephone No.: (805) 899-1962                Telephone No.: (714) 723-2182
Telecopy No.: (805)884-0342                  Telecopy No.: (714) 723-2181

Any notices properly addressed, sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after they are deposited in the United States mail, postage prepaid. Notices shall be deemed delivered and received at the time delivered if properly addressed and delivered to the addresses set forth in this Section during normal business hours or personally delivered to the person to whose attention they are addressed or sent by confirmed telecopy to a party's regular business telecopier during regular business hours. Notice sent by any other manner shall be effective upon actual receipt of the addressee. Any party may change its address for purposes of this Section by giving notice to the other party as provided in this Section.

         20.2 WAIVER. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

         20.3 CHOICE OF LAW; CONSENT TO EXCLUSIVE JURISDICTION. This Agreement shall be in all respects governed by and construed and enforced in accordance with the Laws of the State of California, including all matters of construction, validity and performance, without regard to choice of Law rules which would otherwise require reference to the Laws of some other jurisdiction. Customer hereby consents to the jurisdiction of the Superior Court and the Municipal Court of the State of California of the County of Santa Barbara and agrees that such courts shall have exclusive jurisdiction over any suit, claim or cause of action arising out of or related to this Agreement.

         20.4 ATTORNEYS' FEES. In the event of any action or proceeding to enforce or construe any of the provisions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys' fees and costs.

         20.5 RULES OF CONSTRUCTION.

              20.5.1 TECHNICAL OR TRADE TERMS. Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

              20.5.2 CUMULATIVE REMEDIES. Except as set forth to the contrary herein, any right or remedy of Buyer or Seller shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

              20.5.3 NEGOTIATIONS. This Agreement has been fully negotiated between and jointly drafted by the parties.

              20.5.4 CONFLICTS. In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibit shall be corrected accordingly. Each Exhibit described herein is attached hereto and incorporated herein by this reference.

         20.6 ASSIGNMENT.

              20.6.1 SELLER. Seller shall have the right to assign this Agreement or any of its rights and obligations under this Agreement without notice or the consent of Buyer.

              20.6.2 BUYER. Buyer shall not have the right to assign this Agreement or any rights or obligations under this Agreement without the prior written consent of STAR, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no said assignment shall relieve Customer of any of its obligations under this Agreement. The provisions of this Section are subject to Section 5 of the Finance Agreement.

         20.7 RELATIONSHIP OF THE PARTIES. Neither Seller nor Buyer are the legal representatives or agents of the other party for any purpose whatsoever and neither party shall have the power or authority to assume or create, in writing or otherwise, any obligation or responsibility of any kind, express or implied, to transact business, to make any warranty or otherwise to act in any manner in the name of or on behalf of the other party. This Agreement shall not be construed as constituting or creating a partnership between Seller and Buyer or as creating any other form of legal association between Seller and Buyer which would impose liability upon one party for the act or the failure to act of the other party.

         20.8 SEVERABILITY. If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         20.9 SURVIVAL. The provisions of Sections 8, 9, 10, 14, 16, 17, 19 and 20 shall survive the termination of this Agreement.

         20.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements relating to the subject matter hereof. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

         In confirmation of their consent and agreement to the terms and conditions contained in this IRU Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

SELLER:  HELVEY COM, INC.:                BUYER:  IJNT.NET, INC. AND URJET
                                                    BACKBONE NETWORK

By:   ________________________________    By:   ________________________________

Name: ________________________________    Name: ________________________________

Title:________________________________    Title:________________________________